EXHIBIT 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statement (Form S-3 No. 333-77698) pertaining to the registration of Class A shares of Citizens, Inc.,

(2)	Registration Statement (Form S-3 No. 333-58698) pertaining to the Stock Investment Plan of Citizens, Inc.,

(3)	Registration Statement (Form S-3 No. 333-118134) pertaining to the resale of Class A Shares of Citizens, Inc.,

(4)	Registration Statement (Form S-3 No. 333-139473) pertaining to the Stock Investment Plan of Citizens, Inc.,

(5)	Registration Statement (Form S-3 No. 333-143518) pertaining to the registration of Class A shares of Citizens, Inc.,

(6)	Registration Statement (Form S-3 No. 333-163833) pertaining to the Stock Investment Plan of Citizens, Inc.,

(7)	Registration Statement (Form S-3 No. 333-185618) pertaining to the Stock Investment Plan of Citizens, Inc., and

(8)	Registration Statement (Form S-8 No. 333-221913) pertaining to the Citizens, Inc. Omnibus Incentive plan;

of our report dated April 27, 2017 with respect to the consolidated financial statements and schedules of Citizens, Inc. included in this Annual Report (Form 10-K) for the year ended December 31, 2018.

/s/ Ernst & Young, LLP

San Antonio, Texas
March 25, 2019

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